                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the use of our report dated February 16, 2001, in the Prospectus Supplement to Post-Effective Amendment No. 2 to the Registration Statement (Form S-4 No. 333-86835) and related Prospectus and in the Current Report on Form 8-K dated August 27, 2001 of dj Orthopedics, LLC, DJ Orthopedics Capital Corporation and DonJoy, L.L.C. for the Registration of 12 5/8% Senior Subordinated Notes due 2009.


                                           /s/ ERNST & YOUNG LLP
                                           -----------------------------
                                           ERNST & YOUNG LLP


San Diego, California
August 23, 2001